Exhibit 99.1

NEWS RELEASE

ITC Judge Rules TP-Link Violated U.S. Trade Laws by Infringing NETGEAR Patents

SAN JOSE, California – June 3, 2024 - NETGEAR, Inc. (NASDAQ: NTGR), NETGEAR®, Inc. (NASDAQ: NTGR), the leading provider of innovative and secure solutions for people to connect and manage their digital lives, today reported that on May 30, 2024, Administrative Law Judge Doris Johnson Hines (“the ALJ”) of the U.S. International Trade Commission (“ITC”) issued an Initial Determination finding that China-based TP-Link violated federal law by importing and selling in the United States its multi-band Wi-Fi devices, routers and mesh networking devices.

The ALJ’s Initial Determination comes in response to a complaint filed with the ITC by NETGEAR in April 2023, alleging that TP-Link’s products infringe certain of NETGEAR’s patents. The ITC instituted an investigation into NETGEAR’s allegations and assigned the investigation to an ALJ on May 8, 2023. In concluding that TP-Link violated Section 337 of the Tariff Act of 1930, the ALJ determined that TP-Link’s products infringe all the asserted claims of NETGEAR’s U.S. Patent Nos. 7,936,714 and 10,681,698. In addition, the ALJ recommended that the ITC issue (1) a Limited Exclusion Order to U.S. Customs and Border Protection to prevent further importation of TP-Link’s infringing products, as well as (2) a Cease and Desist Order to TP-Link prohibiting further importation, sale, and marketing of TP-Link’s infringing products. The Initial Determination is subject to review by the full Commission, which is scheduled to issue its Final Determination by October 3, 2024.

“NETGEAR is delighted by the ALJ’s Initial Determination upholding NETGEAR’s intellectual property, and we thank Judge Hines for her hard work and insights,” said Andrew Kim, NETGEAR’s Chief Legal Officer. “We remain committed to vigorously protecting NETGEAR’s intellectual property and look forward to the Final Determination by the full Commission, who we hope will see the issues in the same light, affirm the Initial Determination and remedy TP-Link’s continuing and very damaging business practices, which rely heavily on infringing NETGEAR’s patents.”

About NETGEAR, Inc.

NETGEAR® (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people's lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. The company is headquartered out of San Jose, Calif. with offices located around the globe. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2024 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: looking forward to the Final Determination, NETGEAR’s hope that the Commission will see the issues in the same light as the ALJ, affirm the Initial Determination, and remedy TP-Link’s business practices. These statements are based on management's current expectations and are subject to certain risks and uncertainties. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s annual report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 3, 2024. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.